Independent auditors' consent



The board and shareholders
            IDS California Tax-Exempt Trust
            IDS Special Tax-Exempt Series Trust


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



/s/KPMG Peat Marwick LLP
KPMG Peat Marwick LLP
Minneapolis, Minnesota
August 28, 1998